                                     BYLAWS
                                       OF
                               WEI ACQUISITION CO.
                            (A DELAWARE CORPORATION)

                    ----------------------------------------


                                    ARTICLE I
                                     OFFICES

          SECTION 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office for the transaction of the business of the Corporation shall be located at such place within or without the State of Delaware as shall be fixed from time to time by the board of directors, and if no place is fixed by the board of directors, such place as shall be fixed by the president.

          SECTION 2. OTHER OFFICES. Branch offices may at any time be established by the board of directors at any place or places where the Corporation is qualified to do business.

                                   ARTICLE II
                               NUMBER OF DIRECTORS

          The authorized number of directors of the Corporation shall be not less than as stated in the Certificate of Incorporation. The initial number of directors shall be one. In connection with the acquisition by the Corporation of the assets of WEI Holdings, Inc. and Wherehouse Entertainment, Inc. (the "Acquisition"), the initial director shall appoint other members to the board of directors and the board shall consist of five directors, until changed by an amendment to the By-Laws duly adopted by the board of directors amending this
Article II in accordance herewith. Directors need not be stockholders of the Corporation. As used in these Bylaws, the term "authorized number of directors" means the total number of directors which the Corporation would have if there were no vacancies.


                                   ARTICLE III
                            MEETINGS OF STOCKHOLDERS

          SECTION 1. PLACE OF MEETINGS. All annual meetings of stockholders and all other meetings of stockholders shall be held at any place within or without the State of Delaware which may be designated by the board of directors, or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the secretary of the Corporation. Absent such designation or written consent, meetings shall be held at the principal executive office of the Corporation.

          SECTION 2. ANNUAL MEETINGS. The annual meeting of stockholders of the Corporation shall be held in each year on such date and at such time as may be designated from time to time by the board of directors. Directors shall be elected at the annual meeting, and any other business may be transacted which is within the power of the stockholders and allowed by law.

          SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose whatsoever, may be called by the board of directors or by the holders of at least 35% of shares then entitled to vote at an election of directors.

          SECTION 4. NOTICE OF MEETINGS, ANNUAL OR SPECIAL. Except as otherwise required by law, written notice of each annual or special meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

          Notice of a stockholders' meeting shall be given either personally or by mail or by other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

          SECTION 5. PERSONS ENTITLED TO VOTE. If no record date is fixed by the board of directors pursuant to Section 6 of this Article III, the record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the date on which the board of directors adopts the resolution relating thereto.

          SECTION 6. RECORD DATE. The board of directors may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting or to vote at such meeting, entitled to vote by written consent on matters approved by the board of directors or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful actions. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting, not prior to nor more than ten (10) days after the date of the resolution fixing the record date for votes by written consent and not more than sixty (60) days prior to any other action, respectively.

          SECTION 7. PRESIDING OFFICER. Unless the board of directors shall otherwise provide in advance of any meeting of stockholders, at each meeting of the stockholders, the chairman of the board shall preside, or if none, or if absent or unable to act, the president shall preside, or in the case of the absence or inability to act of the chairman of the board and of the president, a vice president shall preside, or in the case of the absence of inability to act of the chairman of the board, president and a vice president, a director or stockholder, appointed by the stockholders at the meeting, shall preside.

          SECTION 8. QUORUM. The presence at a meeting in person or by proxy of the persons entitled to vote a majority of the voting shares constitutes a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment of such meeting, notwithstanding the withdrawal of such number of stockholders so as to leave less than a quorum, if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum. Except as otherwise provided by law, or in the Certificate of Incorporation of the Corporation, the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present shall be the act of the stockholders.

          SECTION 9. ADJOURNED MEETINGS AND NOTICE THEREOF. Any annual or special meeting of the stockholders, whether or not a quorum is present, may be adjourned from time to time by a vote of the majority of the shares present in person or by proxy. When a meeting is adjourned for thirty (30) days or more, or if a new record date for the adjourned meeting is fixed by the board of directors, notice of the adjourned meeting shall be given to such stockholders of record entitled to vote at the adjourned meeting as in the case of any original meeting. When a meeting is adjourned for less than thirty (30) days, and a new record date is not fixed by the board of directors, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken, provided that only business which might have been transacted at the original meeting may be conducted at such adjourned meeting.

          SECTION 10. VOTING. In all matters other than the election of directors, when a quorum is present at any meeting, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy. Such vote may be by voice vote or by written ballot; PROVIDED, HOWEVER, that the board of directors may, in its discretion, require a written ballot for any vote.

          Unless otherwise provided in or pursuant to the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

          SECTION 11. ACTION WITHOUT MEETING. Any action which, under any provision of the General Corporation Law of the State of Delaware, may be taken at a meeting of the stockholders may be taken without a meeting and without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, (i) shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) shall be delivered to the Corporation by delivery to its registered office by hand or by certified or registered mail, return receipt requested, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that if any action is approved by written consent of less than all stockholders entitled to vote, prompt notice shall be given (in the same manner as notice of meetings is to be given) of such action to all stockholders entitled to vote who did not consent in writing to such action.

          SECTION 12. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy; provided, however, that no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy expressly provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for him as a proxy pursuant to this section, the following shall constitute a valid means by which a stockholder may grant such authority:

               (1) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

               (2) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

          SECTION 13. LIST OF STOCKHOLDERS. It shall be the duty of the secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent or transfer clerk appointed by the board of directors, to prepare, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at the place where the meeting is to be held or at another place within the city where the meeting is to be held if such other place is specified in the notice of the meeting. The list shall be produced at and for the duration of the meeting for inspection by any stockholder who shall be present thereat. The original or duplicate stock ledger shall be exclusive evidence of the stockholders entitled to examine such list or the books of the Corporation, or to vote in person or by proxy at such election.


                                   ARTICLE IV
                            DIRECTORS AND MANAGEMENT

          SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which may exercise all such authority and powers of the Corporation to do all such lawful acts and things as are not by law, the Certificate of Incorporation of the Corporation or these ByLaws directed or required to be exercised or done by the stockholders. Without limiting the generality of the foregoing, it is hereby expressly declared that the directors shall have the power:

               (a) to appoint and remove at pleasure all officers, managers, management companies, agents and employees of the Corporation, prescribe their duties in addition to those prescribed in these Bylaws, supervise them, fix their compensation and require from them security for faithful service; such compensation may be increased or diminished at the pleasure of the directors;

               (b) to conduct, manage and control the affairs and business of the Corporation; to make rules and regulations not inconsistent with the Certificate of

     Incorporation or Delaware law or these Bylaws; to make all lawful orders on behalf of the Corporation and to prescribe the manner of executing the same;

               (c) to appoint by resolution passed by a majority of the authorized number of directors an executive and other committees, each committee to consist of 1 or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. The directors may designate by resolution to any such committee any of the powers and authority of the board of directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority in reference to amending the Certificate of Incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors in accordance with the provisions of the General Corporation Law of the State of Delaware fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. The executive committee, if any, shall be composed of two (2) or more directors. The provisions of these Bylaws regarding notice and meetings of directors shall apply to all committees;

               (d) to designate from time to time the person or persons who may sign or endorse checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of, or payable to, the Corporation, and to prescribe the manner of collecting and depositing funds of the Corporation, and the manner of drawing of checks thereon;

               (e) to authorize the issuance of stock of the Corporation, from time to time, upon such terms as may be lawful;

               (f) to prepare an annual report to be sent to the stockholders after the close of the fiscal or calendar year of this corporation, which report shall comply with the requirements of law. To the extent permitted by law, the requirements that an annual report be sent to stockholders and the time limits for sending such reports are hereby waived, the directors, nevertheless, having the authority to cause such report to be prepared and sent to stockholders;

               (g) to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and such certificates from time to time as in their judgment they may deem best; and

               (h) to borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

          SECTION 2. TERM OF OFFICE. Each director shall hold office until the annual meeting of the stockholders next following his election and until his successor is elected and qualified, or until his earlier death, or resignation or removal in the manner hereinafter provided.

          SECTION 3. QUORUM AND MANNER OF ACTING. A majority of the directors in office (but in no event less than one-third of the authorized number of directors) shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. A majority of the directors present may adjourn any meeting from time to time. Notice of any adjourned meeting shall be given in the manner provided in Section 5 of this Article IV.

          SECTION 4. VACANCIES. A vacancy in the board of directors exists in case of the happening of any of the following events:

               (a)  The death, resignation, or removal of any director.

               (b)  The authorized number of directors is increased.

               (c) At any annual, regular, or special meeting of stockholders at which any director is elected, the stockholders fail to elect the full authorized number of directors to be elected at that meeting.

               (d) The board of directors declares vacant the office of a director who has been declared of unsound mind by an order of the court or convicted of a felony, or otherwise in a manner provided by law.

All vacancies (other than vacancies created by removal of a director) may be filled by the majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until his successor is elected at an annual, regular, or special meeting of the stockholders. The stockholders may, by vote or written consent of a majority of the outstanding shares entitled to vote in election of directors, elect a director at any time to fill any vacancy not filled by the directors. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the stockholders may elect a successor to take office when the resignation becomes effective. A reduction of the authorized number of directors does not remove any director prior to the expiration of his term of office.

          SECTION 5.  MEETINGS OF DIRECTORS.

               (a) The board of directors may hold meetings, both regular and special, either within or outside the State of Delaware.

               (b) All special meetings of the board of directors shall be called by the chairman of the board (if any), or the president, or, if both are absent or unable or refuse to act, by any two (2) directors.

               (c) Written or oral notice of the time and place of special meetings of the board of directors shall be given or delivered personally to each director, or sent to each director by mail or by other form of written or telephonic communication (including cable, telegram, telex and telephone), at least twenty-four (24) hours before the meeting if personal delivery is made or if the telephone, telegraph, cable or telex is used, and at least four (4) days before the meeting if mail is used. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to such director at the place and city in which the meetings of the directors are regularly held. Proof that notice was given shall be by affidavit of the chairman of the board, president, vice president, secretary or two (2) directors, or of the person acting under the direction of any of the foregoing, who gives such notice and such proof of notice shall be made a part of the minutes of the meeting. Notice of the time and place of holding an adjourned meeting shall be given to absent directors if the time fixed at the meeting which was adjourned for the adjourned meeting is more than twenty-four (24) hours after adjournment. Notwithstanding the foregoing, sufficient notice of a meeting of the board of directors to be held immediately following a stockholders meeting at which one or more directors is elected, may be given by announcement thereof at such stockholders' meeting.

               (d) At the meeting of the board of directors next following each annual meeting of the stockholders, the board shall elect officers.

               (e) Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

               (f) Meetings of the directors may be held at any place within or without the State of Delaware designated in the notice of the meeting or, if not stated in the notice or if there is no notice, designated by resolution of the board.

               (g) The members of the board of directors or of any committee thereof may participate in a meeting of such board of directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such a meeting.

          SECTION 6. CONSENT OF DIRECTORS IN LIEU OF MEETING. Any action required or permitted to be taken by the board of directors of this corporation or of any committee thereof under the General Corporation Law of the State of Delaware may be taken without a meeting if all members of the board or committee, as the case may be, individually or collectively, consent thereto in writing and the writing or writings evidencing such consent are filed with the minutes of proceedings of the board or committee.

          SECTION 7. FEES AND COMPENSATION. One or more of the directors may, by resolution of the board of directors, receive such compensation for services as director, and may be allowed such reimbursement of expenses as may be fixed or determined by the board of directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

          SECTION 8. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the board of directors. The resignation of any director shall take effect at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 9. REMOVAL OF DIRECTORS. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares of the Corporation then entitled to vote at an election of directors.

          SECTION 10. RIGHTS OF INSPECTION. Every director shall have the absolute right at any reasonable time to inspect and copy all the books, records and documents of every kind and to inspect physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

          SECTION 11. OFFICERS. The officers of the Corporation shall be a president, one or more vice presidents as the board of directors shall determine (any one or more of whom the board of directors may designate executive vice president or senior vice president or similar title), a secretary, and a treasurer, each of whom shall be chosen by and hold office at the pleasure of the board of directors. Any number of offices may be held by the same person. The board of directors may from time to time choose such other officers, including but not limited to a chairman of the board, one or more vice presidents or assistant vice presidents, a treasurer, and one or more assistant secretaries, as may be deemed expedient, to hold office at the pleasure of the board of directors, with such authority as may be specifically delegated to such officers by the board of directors.

          SECTION 12. ELECTION OF OFFICERS; TERM OF OFFICE; QUALIFICATIONS; DUTIES. The officers shall be chosen by the board of directors. Each officer shall hold office until a successor is elected or until his or her death, or until he or she shall have resigned or shall have been removed in the manner hereinafter provided. Officers may be, but need not necessarily be, selected from the members of the board of directors or from the stockholders. The officers shall each have such powers and duties as are set forth in these Bylaws and as generally pertain to their respective offices, and as from time to time may be conferred upon them by the board of directors.

          SECTION 13. REMOVAL OF OFFICERS. Any officer may be removed, either with or without cause, at any time, by the board of directors. Any such removal shall be without prejudice to the rights, if any, of any contract of employment of the officer.

          SECTION 14. RESIGNATION OF OFFICERS. Any officer may resign at any time by giving written notice to the board of directors. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 15. VACANCIES OF OFFICERS. A vacancy in any office because of death, resignation, removal or any other cause shall be filled in the manner prescribed in these Bylaws for election to such office.

          SECTION 16. CHAIRMAN OF THE BOARD OF DIRECTORS. Should the board of directors elect a chairman of the board, he shall, subject to the control of the board of directors, have such supervision, direction and control of the business and other officers of the Corporation as the board of directors may delegate to such officer from time to time. Absent such specific delegation, and unless provided otherwise by resolution of the board of directors, the chairman of the board shall have the duties and authority of a chief executive officer. The chairman of the board shall preside at all meetings of the stockholders, and, if a director, at all meetings of the board of directors.

          SECTION 17. PRESIDENT. The president shall, subject to the control of the board of directors, have such supervision, direction and control of the business and officers of the Corporation as the board of directors may delegate to such officer from time to time. Absent such specific delegation, and in the absence of the existence of the office of chairman of the board, the president shall have the duties and authority of a chief executive officer, and shall preside at all meetings of the stockholders and, if a director, at all meetings of the board of directors. Should the office of chairman of the board exist, the president shall have such duties and authority as may be granted to such officer by the board of directors or as may be delegated to such officer by the chairman of the board.

          SECTION 18. SECRETARY. The secretary shall be the custodian of the seal of the Corporation and of the books and records and files thereof, and shall affix the seal of the Corporation to all certificates of stock, papers and instruments requiring the same. The secretary shall, in the manner provided by law, keep, or cause to be kept, at the principal executive office, or such other place as the board of directors may order, a minute book of all meetings of directors and stockholders. The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, and the number and date of cancellation of every certificate surrendered for cancellation. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors and of any committees thereof required by the Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors.

          SECTION 19. TREASURER. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The treasurer shall render to the president or the board of directors, whenever such officer or board so requests, an account of the financial condition of the Corporation.

          SECTION 20. VICE PRESIDENTS. In the absence or disability of the president, the vice president or vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, the vice president designated by the board of directors, shall perform all duties of the president and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. The vice president or vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors.


                                    ARTICLE V
                                      STOCK

          SECTION 1. CERTIFICATE OF SHARES. Every owner of shares in this corporation shall be entitled to have a certificate in such form, not inconsistent with the Certificate of Incorporation or any law, as shall be prescribed by the board of directors, certifying the number of shares and class or series owned by such stockholder in the Corporation. Every certificate for shares shall be signed by, or in the name of the Corporation signed by, the chairman of the board, the president or a vice-president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary. Subject to the restrictions provided by law, signatures may be a facsimile and shall be effective irrespective of whether any person whose signature appears on the certificate shall have ceased to be such officer before the certificate is delivered by the Corporation. Each certificate issued shall bear all statements or legends required by law to be affixed thereto.

          SECTION 2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by such other person as may under law be authorized to endorse such shares for transfer, or by such stockholder's attorney thereunto authorized by power of attorney duly executed and filed with the secretary or with the transfer agent or transfer clerk. Except as otherwise provided by law, upon surrender to the Corporation or its transfer agent or transfer clerk of a certificate for shares duly endorsed and accompanied by all applicable taxes thereon, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. The secretary or transfer agent may require that all signatures shall be guaranteed. Whenever any transfer of shares shall be made for collateral security and not absolutely, such facts shall be so expressed in the entry of transfer if, when the certificate or certificate shall be presented to the Corporation for transfer, both the transferor and transferee request the Corporation so to do.

          SECTION 3. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, or upon the surrender of any mutilated certificate, if the Corporation shall not theretofore have received notice that the certificate alleged to have been lost, destroyed or stolen has been acquired by a bona fide purchaser thereof, and the board of directors may, at its discretion, require the owner of the lost, stolen, or destroyed certificate or such owner's legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the board of directors shall, in its uncontrolled discretion, determine, to indemnify the Corporation against any claim that may be made against it on account of alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

          SECTION 4. REGISTERED STOCKHOLDERS. Except as otherwise provided by law, the Corporation shall be entitled to recognize as the exclusive owner of shares or other securities of the Corporation, for all purposes as regards the Corporation, the person in whose name the shares or other securities stand registered on its books as the owner, and such person exclusively shall be entitled to receive dividends and to vote as such owner. To the extent permissible under law, the Corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of the shares or other securities, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares or other securities on the part of any person, whether or not it shall have express or other notice thereof.

          SECTION 5. REGULATIONS. The board of directors shall have power and authority to make all such rules and regulations not inconsistent with law or with the Certificate of Incorporation as may be deemed expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation, and may appoint transfer agents, transfer clerks and registrars thereof.


                                   ARTICLE VI
                                 INDEMNIFICATION

          SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director of the Corporation, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware as the same exist or may hereafter be amended (but in the case of such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said laws permitted the Corporation to provide prior to such amendment) against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this bylaw or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director in his or her capacity as a director (and not in any other capacity in which service was or is rendered by such person while a director, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, to repay all amounts so advanced if it shall ultimately be determined that such director is not entitled to be indemnified under this
Section 1 or otherwise.

          SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 of this Article VI is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware or other applicable law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including the board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including the board of directors, independent legal counsel or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

          SECTION 3. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          SECTION 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director of the Corporation, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

          SECTION 5. INDEMNITY AGREEMENTS. The Corporation may enter into indemnity agreements with the persons who are members of the board of directors from time to time, such indemnity agreements to provide in substance that the Corporation will indemnify such persons to the fullest extent permitted.

          SECTION 6. EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article VI by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or other officer of the Corporation existing at the time of the amendment, repeal or modification.


                                   ARTICLE VII
                                      SEAL

          The board of directors may adopt a corporate seal. It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The board of directors may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by signature.

                                  ARTICLE VIII
                                   FISCAL YEAR

          The fiscal year of the Corporation shall be as determined by the board of directors from time to time.

          THIS IS TO CERTIFY: That I am the duly elected, qualified and acting Secretary of said corporation and that the foregoing Bylaws were adopted as the Bylaws of said corporation on the 20th day of November, 1996.


                              /s/ Bob Davenport
                              ------------------------------
                              Robert Davenport, Secretary